Exhibit 4.6

Execution Version

INCREASE OF COMMITMENTS AND THIRD AMENDMENT TO CREDIT AGREEMENT

This INCREASE OF COMMITMENTS AND THIRD AMENDMENT TO CREDIT AGREEMENT (this “Increase and Amendment Agreement”) dated as of December 23,  2019, is among TRANSOCEAN INC., a Cayman Islands exempted company (the “Borrower”), CITIBANK, N.A., as administrative agent for the Lenders (as defined below) under the Credit Agreement (the “Administrative Agent”), each Increasing Lender (as defined below), the other Lenders party hereto,  each Issuing Bank (as defined in the Credit Agreement) and, solely for purposes of Sections 4 through 13 hereof, Transocean Ltd., a Swiss corporation (“Holdings”), each other Guarantor (as defined in the Credit Agreement described below) party hereto and each other Transaction Party (as defined in the Credit Agreement) party hereto.

INTRODUCTION

A.The Borrower, the Administrative Agent, Citibank, N.A., in its capacity as collateral agent, and the lenders  party thereto from time to time (the “Lenders”) are parties to that certain Credit Agreement dated as of June 22, 2018 (as amended or otherwise modified prior to the date hereof, the “Credit Agreement”;  capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement as amended hereby).

B.Pursuant to Section 2.17 of the Credit Agreement, the Borrower has requested that the Lenders increase their Commitments and certain Lenders (such Lenders, the “Increasing Lenders”) have agreed to such increase (the “Commitment Increase”) on, and subject to the occurrence of, the Third Amendment Effective Date (as defined below) and have executed and delivered this Increase and Amendment Agreement as Increasing Lenders.

C.The parties hereto desire to amend the Credit Agreement on the terms as set forth herein,  such amendments to become effective on the Third Amendment Effective Date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions.    The definitions of terms herein shall apply equally to the singular and plural forms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in the Credit Documents), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Increase and Amendment Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Annexes shall be construed to refer to Sections of, and Annexes to, this Increase and Amendment Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including intellectual property, cash, securities, accounts and contract rights, (f) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding” and (g) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

Section 2. Increase of Commitments.

(a) Subject to the occurrence of the Third Amendment Effective Date, (i) each of the Increasing Lenders hereby severally and not jointly agrees to a Commitment Increase such that, after giving effect to such Commitment Increase, such Increasing Lender has a Commitment in the amount set forth on Annex A attached hereto and (ii) each of the Increasing Lenders agrees to make one or more Revolving Loans and purchase participations in L/C Obligations in an aggregate amount not to exceed its Commitment, after giving effect to its Commitment Increase.

(b) The Commitment Increase provided pursuant to this Increase and Amendment Agreement will constitute Commitments under, and as defined in, the Credit Agreement and are in addition to the Commitments under the Credit Agreement in effect immediately prior to the effectiveness of this Increase and Amendment Agreement. Each Increasing Lender, the Borrower,  the Administrative Agent and each Issuing Bank each acknowledge and agree that, upon the incurrence of Loans pursuant to the Commitment Increase provided under this Increase and Amendment Agreement and Section 2.17 of the Credit Agreement, such Loans will constitute Revolving Loans for all purposes of the Credit Agreement and the other Credit Documents.

(c) Each Increasing Lender (a) confirms to the Administrative Agent, the Issuing Banks and each other Lender that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Increase and Amendment Agreement and to consummate the transactions contemplated hereby, (ii) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Increase and Amendment Agreement, (iii) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Increase and Amendment Agreement, (iv) it is not a Defaulting Lender, and (v) if it is organized under the laws of a jurisdiction outside the United States, it has attached to this Increase and Amendment Agreement any documentation required to be delivered by it pursuant to the terms of the Credit Agreement to the extent not previously delivered, duly completed and executed by such Increasing Lender.

(d) On and after the Third Amendment Effective Date, each Increasing Lender (x) will be obligated to make Revolving Loans and purchase participations in L/C Obligations in such amounts as will not cause its Revolving Credit Exposure at any time to exceed its aggregate Commitment (after giving effect to its Commitment Increase)  on the terms, and subject to the conditions, set forth in the Credit Agreement, (y) will be obligated to make Revolving Loans on the terms, and subject to the conditions, set forth in the Credit Agreement, and (z) has the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents. Nothing contained in this Increase and Amendment Agreement will, or will be interpreted to, limit any rights or obligations of any Increasing Lender under the Credit Agreement with respect to any already existing Commitments. On the Third Amendment Effective Date, the outstanding amount of all Revolving Loans, and the participations of the Lenders in all outstanding L/C Obligations shall be reallocated among the Lenders in accordance with their respective Commitments (increased as set forth herein) and Applicable Percentages as provided in Section 2.17 of the Credit Agreement.

(e) The Borrower acknowledges and agrees that it will be liable, to the extent of its applicable Borrowings, for all Obligations with respect to each Commitment Increase including, without limitation, any Loans made pursuant thereto.  Each Transaction Party acknowledges and agrees that all Obligations with respect to the Commitment Increase including, without limitation, any Loans made pursuant thereto, will be secured as set forth in the Collateral Documents and guaranteed as set forth in the Guaranty Agreements and Guaranty Supplements.

(f) The Required Lenders and the Issuing Banks acknowledge and agree that the procedural requirements set forth in Section 2.17 of the Credit Agreement have been met in connection with this Increase and Amendment Agreement and to the extent such procedures have not been followed, waive such requirements and consent to and ratify the Administrative Agent’s  actions in connection with this Increase and Amendment Agreement.

(g) The Required Lenders, the Issuing Banks and the Administrative Agent acknowledge and agree that, immediately upon the satisfaction or waiver of the conditions set forth in Section 5(d) hereof, the vessel Deepwater Orion (the “Subject Vessel”) will be an Additional Rig and a Collateral Rig.

Section 3. Amendments to Credit Agreement.    Effective on and as of the Third Amendment Effective Date, the Credit Agreement is, subject to the satisfaction or waiver of the conditions precedent set forth in Section 5 hereof, hereby amended as follows:

(a) Section 6.23 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 6.23Collateral Coverage Ratio.  As of the end of each fiscal quarter of Holdings, the Borrower shall not permit the ratio of (a) Collateral Rig Value as of such date to (b) the Revolving Credit Commitments Amount as of such date, to be less than (i) 1.75 to 1.00 with respect to each fiscal quarter ended on or prior to March 31, 2019, (ii) 2.00 to 1.00 with respect to each fiscal quarter ended on or prior to September 30, 2019 and (iii) 2.10 to 1.00 with respect to each fiscal quarter ending on or after December 31, 2019 (the “Collateral Coverage Ratio”).”

(b) Schedule 1.1-C to the Credit Agreement is hereby amended and restated in its entirety in the form set out on Annex B hereto.

Section 4. Representations and Warranties.    Each Transaction Party hereby represents and warrants that,  immediately before and immediately after giving effect to this Increase and Amendment Agreement: (a) the representations and warranties made by such Transaction Party set forth in the Credit Agreement (other than with respect to the representations and warranties set forth in Sections 5.15 and 5.16 of the Credit Agreement) and in the other Credit Documents (other than those that relate to the representations and warranties set forth in Sections 5.15 and 5.16 in the Credit Agreement) are true and correct in all material respects (or, as to any representations and warranties that are otherwise qualified as to materiality or Material Adverse Effect, in all respects) on the Third Amendment Effective Date, except to the extent any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty shall be true and correct in all material respects (or, as to any representations and warranties that are otherwise qualified as to materiality or Material Adverse Effect, in all respects) on and as of such earlier date; (b) no Default or Event of Default has occurred and is continuing or would occur as a result of the Commitment Increase immediately after giving effect to this Increase and Amendment Agreement; (c) it has the organizational power, capacity, and authority to execute, deliver and carry out the terms and provisions of this Increase and Amendment Agreement and has taken all necessary company action to authorize the execution, delivery, and performance of this Increase and Amendment Agreement; (d) this Increase and Amendment Agreement constitutes the legal, valid, and binding obligation of such Transaction Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law); and (e) all material consents and approvals of, and filings and registrations with, all government agencies, authorities or instrumentalities required to have been obtained by such Transaction Party in connection with the execution, delivery and performance of this Increase and Amendment Agreement have been obtained and are in full force and effect.

Section 5. Conditions to Effectiveness.    The Commitment Increase and amendments to the Credit Agreement set forth in this Increase and Amendment Agreement shall become effective on the date first set forth above (the “Third Amendment Effective Date”) when each of the conditions set forth in this Section 5 shall have been satisfied:

(a) the Administrative Agent shall have received counterparts of this Increase and Amendment Agreement, duly executed and delivered on behalf of (i) Borrower, (ii) Lenders constituting at least the Required Lenders, (iii) each Issuing Bank, (iv)  each Increasing Lender, (v) Holdings, (vi) each other Guarantor and (vii) each other Transaction Party;

(b) as of the Third Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing, or would occur immediately after giving effect to the transactions contemplated by this Increase and Amendment Agreement;

(c) each of the representations and warranties of the Transaction Parties set forth in Section 4 shall be true and correct in all material respects (or, as to any representations and warranties that are otherwise qualified as to materiality or Material Adverse Effect, in all respects)

on the Third Amendment Effective Date, except to the extent any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty shall be true and correct in all material respects (or, as to any representations and warranties that are otherwise qualified as to materiality or Material Adverse Effect, in all respects) on and as of such earlier date;

(d) the Collateral Rig Requirements (including, in respect of the addition of the Subject Vessel as an Additional Rig,  the requirements of clause (xii) of the definition of “Collateral Rig Requirements” with respect to delivery of legal opinions as set forth therein) shall have been satisfied on and as of the Third Amendment Effective Date, immediately after giving effect to this Increase and Amendment Agreement;

(e) the Administrative Agent shall have received a certificate of the President, a Vice-President or the Chief Executive Officer of the Borrower dated the Third Amendment Effective Date and certifying as to the satisfaction of the conditions set forth in Section 5(b) and (c) of this Increase and Amendment Agreement;

(f) the Administrative Agent shall have received certificates of the secretary or an assistant secretary (or an officer or director with similar authority) of each Transaction Party,  containing specimen signatures (or certifying as to specimen signatures previously provided to the Administrative Agent) of the persons authorized to execute Credit Documents on such Transaction Party’s behalf or any other documents provided for herein or therein, together with (x) copies of resolutions of the board of directors or other appropriate governing body of such Transaction Party authorizing the execution and delivery of this Increase and Amendment Agreement and the other Credit Documents to which such Transaction Party is a party (or certifying as to resolutions of such governing body previously provided to the Administrative Agent), (y) copies of such Transaction Party’s memorandum of association and articles of association or other organizational documents filed in its jurisdiction of incorporation, and bylaws and other governing documents, if any, of such Transaction Party (or certifying as to such documents previously provided to the Administrative Agent), and (z) a certificate of incorporation or organization and a certificate of good standing (or their equivalents), to the extent applicable in the relevant jurisdiction, from the appropriate Governmental Authority of such Transaction Party’s jurisdiction of incorporation or organization;

(g) the Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Banks and dated as of the Third Amendment Effective Date) of (A) Baker Botts LLP, New York counsel for the Transaction Parties, (B) Carey Olsen, Cayman Islands counsel for the Borrower and the other Transaction Parties organized under the laws of the Cayman Islands on the Third Amendment Effective Date, (C) Homburger AG, Swiss legal counsel for Holdings and the other Transaction Parties organized under the laws of Switzerland on the Third Amendment Effective Date, and (D) Watson, Farley & Williams LLP with respect to the Transaction Parties organized under the laws of the Marshall Islands,  in each case covering such matters with respect to the Transaction Parties, this Increase and Amendment Agreement and the other Credit Documents coming into effect on the Third Amendment Effective Date, and the transactions contemplated by such Credit Documents, as the Administrative Agent shall reasonably request;

(h) the Administrative Agent shall have received all fees payable to the Administrative Agent and each Increasing Lender that the Borrower has agreed to pay in connection with this Increase and Amendment Agreement;

(i) to the extent required to be paid by the Borrower pursuant to Section 10.13 of the Credit Agreement (and not otherwise waived by the Administrative Agent), the Administrative Agent (or its counsel) shall have received, to the extent invoiced no later than two Business Days prior to the Third Amendment Effective Date, payment of all out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Increase and Amendment Agreement; and

(j) such other documents, filings, recordings and other information as the Administrative Agent may request, in form, scope and substance acceptable to the Administrative Agent.

For purposes of determining compliance with the conditions specified in this Section 5, the Administrative Agent and each Lender and Issuing Bank party hereto, as applicable, that has signed this Increase and Amendment Agreement shall be deemed to have consented to, approved or accepted or be satisfied with, each document or other matter required under this Section 5, in each case to be consented to or approved by or to be acceptable or satisfactory to the Administrative Agent, each Lender party hereto or each Issuing Bank party hereto, as applicable.  Upon the satisfaction of the conditions set forth in this Section 5, the Administrative Agent shall promptly provide written notice to the Borrower of the effectiveness of this Increase and Amendment Agreement, and such notice shall be conclusive and binding.

Section 6. Acknowledgments and Agreements.

(a) Each Transaction Party acknowledges that on the date hereof all outstanding Secured Obligations are payable in accordance with their terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, regardless of whether considered in a proceeding in equity or at law).  Each Transaction Party, the Administrative Agent, and each other party hereto does hereby adopt, ratify, and confirm the Credit Agreement, and acknowledges and agrees that the Credit Agreement, is and remains in full force and effect, and each Transaction Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement and the other Credit Documents it is a party to are not impaired in any respect by this Increase and Amendment Agreement.

(b) This Increase and Amendment Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents.

(c) The Administrative Agent, the Issuing Bank, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents.  Other than as expressly set forth herein, nothing herein shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms, or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Bank, or any Lender with respect to the Credit Documents, or

(iv) the rights of the Administrative Agent, the Collateral Agent, the Issuing Bank, or any Lender to collect the full amounts owing to them under the Credit Documents.

Section 7. Reaffirmation of Guaranty.    Each Guarantor hereby ratifies, confirms, acknowledges, and agrees that its obligations under the Guaranty and the Guaranty Agreement, as applicable, are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations, as such Guaranteed Obligations may have been amended, extended, and increased by this Increase and Amendment Agreement, and its execution and delivery of this Increase and Amendment Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty or the Guaranty Agreement, as applicable, in connection with the execution and delivery of amendments, consents, or waivers to the Credit Agreement, the Notes, or any of the other Credit Documents.

Section 8. Reaffirmation of Collateral Documents.  Each Transaction Party (a) is party to certain Collateral Documents securing the Secured Obligations, (b) reaffirms the terms of and its obligations (and the security interests granted by it) under each Collateral Document to which it is a party, and agrees that each such Collateral Document will continue in full force and effect to secure the Secured Obligations, as amended hereby, and (c) acknowledges, represents, warrants, and agrees that the Liens and security interests granted by it pursuant to the Collateral Documents  to which it is a party are valid, enforceable, and subsisting, and the Collateral Documents create a Lien on and security interest in the Collateral (subject to the Permitted Liens) to secure the Secured Obligations as amended hereby, and such Liens and security interests are perfected in accordance with the Credit Documents.

Section 9. Counterparts.    This Increase and Amendment Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Increase and Amendment Agreement may be executed by facsimile or other electronic signature acceptable to the Administrative Agent (it being agreed signatures delivered via .pdf copies pursuant to electronic mail are acceptable) and all such signatures shall be effective as originals.

Section 10. Successors and Assigns.    This Increase and Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 11. Invalidity.    In the event that any one or more of the provisions contained in this Increase and Amendment Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Increase and Amendment Agreement.

Section 12. Governing Law.    THIS INCREASE AND AMENDMENT AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE, OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT, OR OTHERWISE) BASED UPON, ARISING OUT OF, OR RELATING TO THIS INCREASE AND AMENDMENT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTION 10.14 OF THE CREDIT AGREEMENT IS INCORPORATED HEREIN BY REFERENCE AS IF SET FORTH HEREIN IN ITS ENTIRETY AND SHALL APPLY MUTATIS MUTANDIS TO THIS INCREASE AND AMENDMENT AGREEMENT.

Section 13. Entire Agreement.  THIS INCREASE AND AMENDMENT AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN AGREEMENTS AMONG THE PARTIES HERETO.

[Signature pages follow.]

EXECUTED to be effective as of the date first above written.

BORROWER:

TRANSOCEAN INC.

By: /s/ C. Stephen McFadin_

Name: C. Stephen McFadin

Title:  President

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

Solely for purposes of Sections 4 through 13:

GUARANTORS:

TRANSOCEAN LTD.

By: /s/ Stephen L. Hayes

Name: Stephen L. Hayes

Title:  Senior Vice President

TRANSOCEAN ASSET HOLDINGS 1 LIMITED

By: /s/ C. Stephen McFadin_

Name: C. Stephen McFadin

Title:  President

TRANSOCEAN ASSET HOLDINGS 2  LIMITED

By: /s/ C. Stephen McFadin_

Name: C. Stephen McFadin

Title:  President

TRANSOCEAN ASSET HOLDINGS 3  LIMITED

By: /s/ C. Stephen McFadin_

Name: C. Stephen McFadin

Title:  President

TRITON VOYAGER ASSET LEASING GMBH

By: /s/ Stephen L. Hayes

Name: Stephen L. Hayes

Title:  Managing Director

TRANSOCEAN BARENTS ASA

By: /s/ Iain Inglis

Name: Iain Inglis

Title:  Authorized Signatory

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

TRANSOCEAN SPITSBERGEN ASA

By: /s/ Iain Inglis

Name: Iain Inglis

Title:  Authorized Signatory

TRANSOCEAN SKYROS LIMITED

By: /s/ C. Stephen McFadin_

Name: C. Stephen McFadin

Title:  President

TRITON KG2 GMBH

By: /s/ Stephen L. Hayes

Name: Stephen L. Hayes

Title:  Managing Director

DRILLSHIP KITHIRA OWNERS INC.

By: /s/ C. Stephen McFadin_

Name: C. Stephen McFadin

Title:  President

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

Solely for purposes of Sections 4 through 13:

OTHER TRANSACTION PARTIES:

TRANSOCEAN OFFSHORE DEEPWATER DRILLING INC.

By: /s/ R. Thaddeus Vayda

Name: R. Thaddeus Vayda

Title:  Vice President, Corporate Finance and Treasurer

TRANSOCEAN CANADA DRILLING SERVICES LTD.

By: /s/ Daniel Haslam

Name: Daniel Haslam

Title:  President

GLOBALSANTAFE INTERNATIONAL DRILLING CORPORATION

By: /s/ C. Stephen McFadin_

Name: C. Stephen McFadin

Title:  President

TRANSOCEAN NORWAY OPERATIONS AS

By: /s/ Iain Inglis

Name: Iain Inglis

Title:  Authorized Signatory

TRANSOCEAN SERVICES AS

By: /s/ Iain Inglis

Name: Iain Inglis

Title:  Authorized Signatory

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

TRANSOCEAN HOLDINGS 1 LIMITED

By: /s/ C. Stephen McFadin_

Name: C. Stephen McFadin

Title:  President

TRANSOCEAN HOLDINGS 2 LIMITED

By: /s/ C. Stephen McFadin_

Name: C. Stephen McFadin

Title:  President

TRANSOCEAN HOLDINGS 3 LIMITED

By: /s/ C. Stephen McFadin_

Name: C. Stephen McFadin

Title:  President

TRITON NAUTILUS VAGYONKEZELO KFT

By: /s/ Stephen L. Hayes

Name: Stephen L. Hayes

Title:  Managing Director

OCEAN RIG CUBANGO OPERATIONS INC.

By: /s/ C. Stephen McFadin_

Name: C. Stephen McFadin

Title:  President

DRILLSHIP SKYROS OWNERS INC.

By: /s/ C. Stephen McFadin_

Name: C. Stephen McFadin

Title:  President

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

TRANSOCEAN VOYAGER 2 LIMITED

By: /s/ C. Stephen McFadin_

Name: C. Stephen McFadin

Title:  President

Sedco Forex International, Inc.

By: /s/ C. Stephen McFadin_

Name: C. Stephen McFadin

Title:  President

Ocean Rig Operations Inc.

By: /s/ C. Stephen McFadin_

Name: C. Stephen McFadin

Title:  President

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

ADMINISTRATIVE AGENT/ISSUING BANKS/LENDERS:

CITIBANK, N.A., as Administrative Agent, an Issuing Bank and a Lender

By: /s/ Todd Mogil

Name: Todd Mogil

Title:   Vice President

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

Wells Fargo Bank, National Association,  as an Issuing Bank and a Lender

By: /s/ Bret C. West

Name: Bret C. West

Title: EVP

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

DNB Bank asa, new york branch, as an Issuing Bank

By: /s/ Samantha Stone

Name: Samantha Stone

Title: Assistant Vice President

By: /s/ Vadim Shutov

Name: Vadim Shutov

Title: Assistant Treasurer

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

Crédit Agricole Corporate and Investment Bank,  as an Issuing Bank and a Lender

By: /s/ Michael D. Willis

Name: Michael D. Willis

Title: Managing Director

By: /s/ Louis P. Laville, III

Name: Louis P. Laville, III

Title: Managing Director

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

CITICORP NORTH AMERICA, INC.,  as an Increasing Lender

By: /s/ Todd Mogil

Name: Todd Mogil

Title: Vice President

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

GOLDMAN SACHS BANK USA,  as a Lender

By: /s/ Jamie Minieri

Name: Jamie Minieri

Title: Authorized Signatory

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

MORGAN STANLEY SENIOR FUNDING, INC.,  as a Lender

By: /s/ Kevin Newman

Name: Kevin Newman

Title: Vice President

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

NORDEA BANK ABP NEW YORK BRANCH,  as a Lender

By: /s/ Kren Holm-Jorgensen

Name: Kren Holm-Jorgensen

Title: Senior Vice President

By: /s/ Henning Lyche Christiansen

Name: Henning Lyche Christiansen

Title: Senior Vice President

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL),  as an Increasing Lender

By: /s/ Hans Christian Kjelsrud

Name: Hans Christian Kjelsrud

Title:

By: /s/ Per Olav Bucher-Johannessen

Name: Per Olav Bucher-Johannessen

Title:

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

BARCLAYS BANK PLC,  as an Increasing Lender

By: /s/ Sydney G. Dennis

Name: Sydney G. Dennis

Title: Director

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

SPAREBANK 1 SR-BANK ASA,  as a Lender

By: /s/ Stig Horsberg Eriksen

Name: Stig Horsberg Eriksen

Title: Director

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

NIBC BANK N.V.,  as a Lender

By: /s/ P. Hop

Name: P Hop

Title: Executive Director

By: /s/ Hans A. Nagtegaal

Name: Hans A. Nagtegaal

Title: Managing Director

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

THE STANDARD BANK OF SOUTH AFRICA LIMITED,  as an Increasing Lender

By: /s/ Pablo Gonzalez-Spahr

Name: Pablo Gonzalez-Spahr

Title: Executive

Signature Page to Increase and Amendment Agreement

(Transocean Inc.)

ANNEX A.
COMMITMENT INCREASES
Lender	Commitment Increase

Citicorp North America, Inc.	$ 25,000,000.00
Barclays Bank PLC	$ 5,000,000.00
Skandinaviska Enskilda Banken AB (publ)	$ 5,000,000.00
The Standard Bank of South Africa Limited	$ 2,500,000.00

TOTAL COMMITMENT INCREASE	$ 37,500,000.00

ANNEX B.

Schedule 1.1-C

COMMITMENT AMOUNTS AS OF DECEMBER [_], 2019

PART I. Lender	Commitment	Percentage
Citibank, N.A.	$175,000,000	13.133208%
Citicorp North America, Inc.	$50,000,000	3.752345%
Wells Fargo Bank, National Association	$182,500,000	13.696060%
Goldman Sachs Bank USA	$182,500,000	13.696060%
DNB Capital LLC	$125,000,000	9.380863%
Morgan Stanley Senior Funding, Inc.	$125,000,000	9.380863%
Nordea Bank ABP New York Branch	$100,000,000	7.504690%
Crédit Agricole Corporate and Investment Bank	$100,000,000	7.504690%
Skandinaviska Enskilda Banken AB (publ)	$100,000,000	7.504690%
Barclays Bank PLC	$80,000,000	6.003752%
SpareBank 1 SR-Bank ASA	$65,000,000	4.878049%
NIBC Bank N.V.	$35,000,000	2.626642%
The Standard Bank of South Africa Limited	$12,500,000	0.938086%
TOTAL COMMITMENTS	$1,332,500,000	100.00000%

PART II. Initial Issuing Bank	L/C Subcommitment Amount
Citibank, N.A.	$ 150,000,000
Wells Fargo Bank, National Association	$ 125,000,000
Crédit Agricole Corporate and Investment Bank	$ 50,000,000
DNB Bank ASA, New York Branch	$ 100,000,000